Exhibit 99.1

Akorn Provides Financial Guidance for 2012

-Expects Record Adjusted EBITDA in the range of $85 million to $90 million-

LAKE FOREST, Ill.--(BUSINESS WIRE)--January 17, 2012--Akorn, Inc. (NASDAQ:AKRX), a niche specialty pharmaceutical company, today provided full year 2012 financial guidance. The Company’s guidance includes the expected impact of the recent product acquisition from H. Lundbeck A/S, but excludes any impact of the pending acquisition of certain assets from Kilitch Drugs (India) Limited, as well as the impact from any products for which the company has not yet received FDA approval. The Company will provide a more detailed update during its year-end 2011 conference call.

2012 Financial Guidance

Financial Guidance

Total revenues	$210 – 220	million
Total gross margin percentage	61 – 63%
SG&A expenses[1,2]	$47 – 49	million
R&D expenses	$15 – 18	million
Tax provision	$23 – 25	million
GAAP net income	$34 – 37	million
GAAP net income per diluted share[3]	$0.31 – 0.34
Adjusted net income	$46 – 49	million
Adjusted net income per diluted share[3]	$0.42 – 0.45
Capital expenditures	$15 – 20	million
[1]	Includes stock-based compensation related expenses.

[2]	Includes an estimate of $6 million in amortization expense related to the H. Lundbeck A/S product acquisition. Actual amortization for this transaction may vary materially from this estimate when finalized.

[3]	A reconciliation of GAAP net income to adjusted net income and related per share amounts is included with the press release below.

Raj Rai, chief executive officer, commented, “We are pleased with Akorn’s strong performance in 2011 as we exceeded our expectations on a number of operational and financial goals. We now expect our full year results to exceed the upper end of our previously issued guidance for both revenues and adjusted EBITDA.”

Rai further added, “Given the continued hospital drug shortages, the recently announced acquisition of injectable products from H. Lundbeck A/S, and the acquisition of AVR earlier in 2011, we intend to expand our sales force and re-organize them into two distinct focus areas, Ophthlamics and Hospital Injectables. In addition to sales, we plan to further invest in R&D to accelerate product development. We believe these strategic investments will allow us to capitalize on both short term and longer term growth opportunities.”

About Akorn, Inc.

Akorn, Inc. is a niche specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

Certain statements in this press release that are not strictly historical may be “forward-looking” statements, which are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could materially affect our actual results, levels of activity, performance or achievements include, but are not limited to, the following items: (i) Our ability to generate cash from operations sufficient to meet our working capital requirements; (ii) Our ability to sustain positive relationships with our major customers; (iii) The effects of federal, state and other governmental regulation on our business; (iv) Our success in developing, manufacturing, acquiring and marketing new products; (v) The success of our strategic partnerships for the development and marketing of new products; (vi) Our ability to comply with all of the requirements of the U.S. Food and Drug Administration (“FDA”), including current Good Manufacturing Practices regulations; (vii) Our ability to bring new products to market and the effects of sales of such products on our financial results; (viii) The effects of competition from generic pharmaceuticals and from other pharmaceutical companies; (ix) Our ability to effectively integrate acquired businesses; (x) Our ability to raise funds to pay interest on our outstanding convertible senior notes or repurchase the notes upon a fundamental change; (xi) Our ability to obtain additional funding or financing to operate and grow our business; (xii) Availability of raw materials needed to produce our products. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and the risks discussed in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the Company undertakes no obligation to address or publicly update or revise these forward-looking statements to reflect new information, events or circumstances. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with the Company’s periodic SEC filings.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions

Adjusted net income, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Intangible asset amortization, net of tax
  Stock-based compensation expense, net of tax
  Non-cash interest and amortization of deferred financing costs, net of tax

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

AKORN, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2012 FINANCIAL GUIDANCE
(In millions, except per share amounts)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME:

GAAP net income	$34 - 37
Add:
Intangible asset amortization	8
Stock-based compensation expense	7
Non-cash interest expense	4
Deferred financing costs	1

Deduct:
Tax effect on adjustments	(8)

Adjusted net income	$46 - 49

GAAP net income per diluted share	$0.31 - 0.34

Adjusted net income per diluted share	$0.42 - 0.45

Shares used in computing GAAP and adjusted net income per diluted share	110

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA:

GAAP net income	$34 - 37
Adjustments to arrive at EBITDA:
Depreciation and amortization expense	12
Interest expense, net (cash and non-cash)	8
Income tax provision	$23 - 25
EBITDA	$77 - 82

Non-cash and other non-recurring income and expenses:
Non-cash stock compensation expense	7
Amortization of deferred financing costs	1
Adjusted EBITDA	$85 - 90

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer